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                                 EXHIBIT 99.1

Sunterra Corporation
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                                                                    NEWS RELEASE

                                                             Contact:  Ann Cohen
                                                                  (407) 532-1239

                    SUNTERRA FILES PLAN OF REORGANIZATION;
                       ANNOUNCES PAYMENT OF INDEBTEDNESS
               TO FINOVA, AMENDMENT TO DIP FINANCING AGREEMENT,
                     REVIEW OF PRIOR FINANCIAL STATEMENTS

          ORLANDO, FLORIDA, January 31, 2002. Sunterra Corporation announced that it had filed a Plan of Reorganization setting the stage for an exit from its Chapter 11 process in the coming months. "We have worked very closely with our creditors to develop a plan of reorganization that should be accepted and executed this spring," said Gregory F. Rayburn, Chief Restructuring Officer of Sunterra. The plan contemplates satisfaction of secured and debtor-in-possession claims, and the emerging company will issue stock and warrants to satisfy unsecured claims.

          According to Rayburn, "this milestone is one of the final steps for what has been a dramatic improvement in the company's ability to emerge as a dominant competitor in the industry." Nick Benson, CEO of Sunterra, added: "We will be very well positioned to execute this plan when it is confirmed and we emerge from the constraints of Chapter 11. We are looking forward to re-establishing ourselves as market leaders upon conclusion of this process."

          Sunterra also announced that it had settled its outstanding financing obligations with Finova Capital Corporation, paying off loans and other obligations for approximately $105 million, representing a discount from par of approximately $25 million. As part of the settlement, Sunterra and Finova released each other from obligations relating to such financings and certain other matters. Sunterra obtained a portion of the funds to pay Finova from term loans under its debtor-in-possession financing agreement with Greenwich Capital Markets, Inc.

          At the same time, Sunterra and Greenwich amended the debtor-in-possession financing facility. The amendment increases, subject to certain conditions, the amounts that may be borrowed thereunder, changes the maturity date of the loans under the facility from June 30 to April 30, 2002 (subject to the ability of Sunterra to extend such date to June 30, 2002 upon meeting certain requirements), provides for the payment of certain additional fees to Greenwich (including fees payable in connection with the payment of the Finova loans referred to above) and makes certain other changes.

          In announcing these transactions, Mr. Rayburn stated: "The settlement with Finova represents a substantial benefit to our reorganization process. It resolves various disputes between Sunterra and Finova, and the payment to Finova reflects a significant discount from the
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amount of Finova's fully secured claims. The transaction frees up additional cash flow for our operations and allows us to access additional financing under our debtor-in-possession financing agreement," Mr. Rayburn added.

          Mr. Rayburn also said that in connection with the pending audit of its consolidated financial statements for the year ended December 31, 2000, Sunterra and its independent auditor, had identified certain matters that, upon further review, may result in adjustments to Sunterra's consolidated financial statements for 1999 and prior periods. Sunterra and its independent auditor are continuing their review of these matters, Mr. Rayburn said. Sunterra will announce the results of the review and any impact on such financial statements when the review has been completed, and pending completion of the review such financial statements should not be used or relied upon.

          Sunterra Corporation is one of the world's largest vacation ownership companies, with owner families and resorts in North America, Europe, the Pacific, the Caribbean and Japan.

          CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS. Certain statements in this release constitute forward-looking statements subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include those regarding Sunterra's proposed plan of reorganization, possible changes to Sunterra's financial statements and other matters. Actual results or developments may differ from those provided for in any of the forward-looking statements.

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